UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 4, 2006
Date of Report (Date of earliest event reported)

FC FINANCIAL SERVICES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51790	98-040339
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

110 Jardin Drive, Suite 13
Concord, Ontario, Canada	L4K 2T7
(Address of principal executive offices)	(Zip Code)

(905) 761-1096
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 4, 2006 FC Financial Services Inc. (“FC”) entered into an amendment to its loan agreement (the “Amended Loan Agreement”) with ICP Solar Technologies Inc. (“ICP”) dated May 16, 2006 pursuant to which FC loaned to ICP US$1,000,000 (the “Loan”). Pursuant to the terms of the Amended Loan Agreement FC increased the principal amount of the Loan to $1,500,000. In connection with FC’s entry into the Amended Loan Agreement with ICP, the corresponding amendments were made to the terms of the limited course guarantee (the “Guarantee”) granted in favour of FC by Sass Peress, Peress Family Trust, Arlene Ades and Joel Cohen (the “ICP Guarantors”) on May 16, 2006. Pursuant to the terms of the Guarantee, the ICP Guarantors unconditionally guaranteed the due and punctual performance and repayment to FC of the Loan under the Loan Agreement, with FC’s recourse under the Guarantee Agreement being limited to the 3,064,291 common shares of ICP, which constitutes 100% of the outstanding common shares of ICP, pledged as security for the guarantee of the ICP Guarantors under the Share Pledge Agreement between the parties dated May 16, 2006.

The summary of the foregoing is qualified in its entirety by reference to the text of Amendment No. 1 to the Loan Agreement and Limited Course Guarantee, which are included as exhibits 10.1, 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number	Description of Exhibit

10.1	Amendment No. 1 to Loan Agreement between FC and ICP Solar Technologies Inc.

10.2	Limited Recourse Guarantee Agreement dated July 4, 2006 between Sass Peress, Arlene Ades, Joel Cohen and Peress Family Trust in favor of FC.

10.3	Promissory Note dated July 4, 2006 of ICP Solar Technologies Inc. in favor of FC.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FC FINANCIAL SERVICES INC.

Date: July 11, 2006
	By:	/s/ Taras Chebountchak
Taras Chebountchak
President, Principal Executive Officer,
Principal Financial Officer, Principal
Accounting Officer and a member of the
Board of Directors